
<ARTICLE>                    5
<MULTIPLIER>             1,000

<PERIOD-TYPE>                               6-MOS
<FISCAL-YEAR-END>                           DEC-31-1997
<PERIOD-END>                                JUN-30-1997
<CASH>                                  2,564
<SECURITIES>                                0
<RECEIVABLES>                             714
<ALLOWANCES>                                0
<INVENTORY>                                 0
<CURRENT-ASSETS><F1>                        0
<PP&E>                                167,926
<DEPRECIATION>                         44,246
<TOTAL-ASSETS>                        173,173
<CURRENT-LIABILITIES><F1>                   0
<BONDS>                               105,971
<COMMON>                                   83
<PREFERRED-MANDATORY>                       0
<PREFERRED>                                 0
<OTHER-SE>                             40,551
<TOTAL-LIABILITY-AND-EQUITY>          173,173
<SALES>                                     0
<TOTAL-REVENUES>                       16,397
<CGS>                                       0
<TOTAL-COSTS>                          13,470
<OTHER-EXPENSES>                          138
<LOSS-PROVISION>                            0
<INTEREST-EXPENSE>                      5,363
<INCOME-PRETAX>                         2,881
<INCOME-TAX>                                0
<INCOME-CONTINUING>                     2,881
<DISCONTINUED>                              0
<EXTRAORDINARY>                             0
<CHANGES>                                   0
<NET-INCOME>                            2,881
<EPS-PRIMARY>                             .37
<EPS-DILUTED>                             .38

<F1> Mid-Atlantic Realty Trust (MART) is in the specialized real estate
<F1> industry for which the current/noncurrent distinction is deemed in
<F1> practice to have little or no relevance.  Therefore, MART prepares
<F1> unclassified balance sheets which do not report current assets or
<F1> current liabilities.

